EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated April 13, 2001 (except for Note 10, as to which the date is September 24, 2001), accompanying the financial statements of Vsource, Inc. on form 10-K for the year ended January 31, 2002 incorporated by reference in this Post-Effective Amendment No. 3 on Form S-3 to Form SB-2 Registration Statement (File No. 333-53024). We consent to the incorporation by reference of the aforementioned report in the Post-Effective Amendment No. 3 on Form S-3 to Form SB-2 Registration Statement.


/s/  Grant Thornton LLP


Los Angeles, California
May 9, 2002



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